Exhibit 8.1

Consolidated Subsidiaries	Country of Incorporation	Name under which
subsidiary or equity
investee does business
Global Bilgi Pazarlama Danisma ve Cagri Servisi Hizmetleri A.S.	Turkey	Turkcell Global Bilgi
Turktell Bilisim Servisleri A.S.	Turkey	Turktell
Turkcell Superonline Iletisim Hizmetleri A.S.	Turkey	Turkcell Superonline
Turkcell Satis ve Dijital Is Servisleri A.S.	Turkey	Turkcell Satis
Turkcell Teknoloji Arastirma ve Gelistirme A.S.	Turkey	Turkcell Teknoloji
Kule Hizmet ve Isletmecilik A.S.	Turkey	Global Tower
Rehberlik Hizmetleri Servisi A.S.	Turkey	Rehberlik
Turkcell Odeme ve Elektronik Para Hizmetleri A.S.	Turkey	Turkcell Odeme (or Paycell)
Turkcell Gayrimenkul Hizmetleri A.S.	Turkey	Turkcell Gayrimenkul
Beltel Telekomunikasyon Hizmetleri A.S.	Turkey	Beltel
Turkcell Finansman A.S.	Turkey	Turkcell Finansman (or Financell)
Turkcell Enerji Cozumleri ve Elektrik Satis Ticaret A.S.	Turkey	Turkcell Enerji
Lifecell Dijital Servisler ve Cozumler A.S.	Turkey	Lifecell Dijital Servisler
Lifecell Bulut Cozumleri A.S.	Turkey	Lifecell Bulut
Lifecell TV Yayin ve Icerik Hizmetleri A.S.	Turkey	Lifecell TV
Lifecell Muzik Yayin ve Icerik Hizmetleri A.S.	Turkey	Lifecell Muzik
Turkcell Sigorta Aracılık Hizmetleri A.S.	Turkey	Turkcell Sigorta
BiP Iletisim Teknolojileri ve Dijital Servisler A.S.	Turkey	BiP A.S.
Turkcell Dijital Is Servisleri A.S.	Turkey	Turkcell Dijital
Boyut Grup Enerji Elektrik Uretim Ins. San. ve Tic. A.S.	Turkey	Boyut Enerji
Atmosware Teknoloji Egitim ve Danismanlik A.S.	Turkey	Atmosware Teknoloji
Dijital Egitim Teknolojileri A.S.	Turkey	Dijital Egitim
Lifecell LLC	Ukraine	lifecell
UkrTower LLC	Ukraine	UkrTower
Global Bilgi LLC	Ukraine	Global LLC
Paycell LLC	Ukraine	Paycell LLC
CJSC Belarusian Telecommunication Network	Republic of Belarus	BeST
Beltower LLC	Republic of Belarus	Beltower
Lifetech LLC	Republic of Belarus	Lifetech
Kibris Mobile Telekomunikasyon Limited	Turkish Republic of Northern Cyprus	Kibris Telekom
Lifecell Digital Ltd.	Turkish Republic of Northern Cyprus	Lifecell Digital
Eastasian Consortium B.V.	Netherlands	Eastasia
Lifecell Ventures Cooperatief U.A.	Netherlands	Lifecell Ventures
Yaani Digital B.V.	Netherlands	Yaani
BiP Digital Communication Technologies B.V.	Netherlands	BiP B.V.
Turkcell Europe GmbH	Germany	Turkcell Europe

Associates
Turkiye’nin Otomobili Girisim Grubu Sanayi ve Ticaret A.S.	Turkey	Turkiye’nin Otomobili (or Togg)
Joint Venture
Sofra Kurumsal ve Odullendirme Hizmetleri A.S.	Turkey	Sofra